SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_____________________________

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

_____________________________

RENAISSANCE MORTGAGE ACCEPTANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	52-2356399
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification Number)

_____________________________

1000 Woodbury Road
Woodbury, New York 11797
(516) 364-8500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_____________________________

Richard Blass
Chief Financial Officer
Renaissance Mortgage Acceptance Corp.
1000 Woodbury Road
Woodbury, New York 11797
(516) 364-8500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________

Copy to:
Gail G. Watson
McKee Nelson LLP
5 Times Square, 35th floor
New York, New York 10036
(917) 777-4200

_____________________________

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |x|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |x|   333-106896

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Asset-Backed Notes and Asset Backed Certificates	$112,093,200	100%	$112,093,200	$14,202.21

 (1)   The amount of securities being registered, together with approximately $560,466,000 remaining amount of securities of the same class previously registered by the Registrant (Registration Statement No. 333-106896), represents the maximum aggregate principal amount of securities currently expected to be offered for sale. The amount of the filing fee associated with such previously registered securities that was previously paid was approximately $202,250.

(2)   Estimated solely for the purpose of calculating the registration fee.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

INTRODUCTORY NOTE

THIS REGISTRATION STATEMENT IS BEING FILED PURSUANT TO FULE 462(B) (“RULE 462(B)”) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), AND INCLUDES THE REGISTRATION STATEMENT FACING PAGE, THIS PAGE, THE SIGNATURE PAGE, AN EXHIBIT INDEX, LEGAL OPINIONS AND RELATED CONSENTS.  PURSUANT TO RULE 462(B), THE CONTENTS OF THE REGISTRATION STATEMENT ON FORM S-3 (FILE NO.  333-106896), INCLUDING THE EXHIBITS THERETO, ARE INCORPORATED BY REFERENCE INTO THIS REGISTRATION STATEMENT.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woodbury on the 31st day of August, 2004.

RENAISSANCE MORTGAGE ACCEPTANCE CORP.

By:

/s/ HUGH MILLER

Hugh Miller

President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Hugh Miller and Richard Blass, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 31, 2004.

Signature	Title

/s/ HUGH MILLER	President and Director
Hugh Miller	(principal executive officer)

/s/ RICHARD BLASS	Executive Vice President and Director
Richard Blass	(principal financial and accounting officer)

/s/ DANIEL KATZ	Director
Daniel Katz

EXHIBITS INDEX

5.1

—

Opinion of McKee Nelson LLP with respect to the securities being registered.

8.1

—

Opinion of McKee Nelson LLP with respect to tax matters (included as part of Exhibit 5.1).

23.1

—

Consent of McKee Nelson LLP (included as part of Exhibit 5.1).

24.1

—

Powers of Attorney of Directors and Officers of Renaissance Mortgage Acceptance Corp. (included as part of the signature page)

EXHIBIT 5.1

OPINION OF MCKEE NELSON LLP WITH

RESPECT TO THE SECURITIES BEING REGISTERED

August 31, 2004

Renaissance Mortgage Acceptance Corp.

1000 Woodbury Road

Woodbury, New York 11797

Re:

Renaissance Mortgage Acceptance Corp.

Registration Statement on Form S-3 (333-106896)

Ladies and Gentlemen:

We have acted as counsel for Renaissance Mortgage Acceptance Corp., a Delaware corporation (the “Company”), in connection with the authorization and issuance from time to time in one or more series of Asset-Backed Notes (the “Notes”) or Asset-Backed Certificates (the “Certificates,” and collectively with the Notes, the “Securities”).  A Registration Statement on Form S-3 relating to the Securities (the “Registration Statement”) has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).  As set forth in the Registration Statement, separate trusts (each, a “Trust”) will be established and will issue the Securities pursuant to either an indenture or a pooling and servicing agreement (each, an “Issuance Agreement”).

We have examined original or reproduced or certified copies of the Certificate of Incorporation and By-laws of the Company, each as amended to date, records of actions taken by the Company’s Board of Directors, forms of Issuance Agreements, forms of Notes and Certificates, the prospectus and form of prospectus supplement relating to Asset-Backed Certificates.  We also have examined such other documents, papers, statutes and authorities as we deem necessary as a basis for the opinions hereinafter set forth.  In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us as certified or reproduced copies.  As to various matters material to such opinions, we have relied upon the representations and warranties in the forms of Issuance Agreements and statements and certificates of officers and representatives of the Company and others.

Based upon the foregoing, we are of the opinion that:

1.  When an Issuance Agreement has been duly and validly authorized, executed and delivered by the parties thereto, and a series of Securities has been duly and validly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time), executed as specified in, and delivered pursuant to, an Issuance Agreement and sold as described in the Registration Statement, the Securities will be fully paid and non-assessable and will be entitled to the benefits and security afforded by the Issuance Agreement.

2.  The information in the prospectus forming a part of the Registration Statement under the caption “Federal Income Tax Considerations,” to the extent that it constitutes matters of law or legal conclusions, is correct with respect to the material Federal income tax consequences of an investment in the Securities subject to the assumptions, qualifications and limitations set forth therein.

3.  To the extent that the description referred to in paragraph 2 above expressly states our opinion, or states that our opinion will be provided as to any series of Securities, we hereby confirm and adopt such opinion herein as such opinion may be supplemented as described in the related prospectus supplement.

Please note that paragraph 3 above applies only to those series of Securities for which our firm is named as counsel to the Company in the related Prospectus Supplement.

In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the State of New York and the Federal law of the United States of America.  Our opinion expressed in paragraph 1 is subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors’ rights generally and court decisions with respect thereto, and we express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the references to us in each prospectus and prospectus supplement and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company or any dealer in connection with the registration of the Securities under the securities or blue sky laws of any state or jurisdiction.  In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ McKee Nelson LLP

MCKEE NELSON LLP